THE ADVISORS' INNER CIRCLE FUND II
                                  FROST FUNDS

                                   SCHEDULE F
                              DATED MARCH 10, 2008
                       AND LAST AMENDED NOVEMBER 14, 2012
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


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PORTFOLIO                                            CLASS OF SHARES       FEES
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Frost High Income Bond Fund                          Class A Shares        0.25%
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Frost Cinque Large Cap BuyWrite Equity Fund          Class A Shares        0.25%
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Frost Natural Resources Fund                         Class A Shares        0.25%
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Frost Diversified Strategies Fund                    Class A Shares        0.25%
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Frost Growth Equity Fund                             Class A Shares        0.25%
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Frost Dividend Value Equity Fund                     Class A Shares        0.25%
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Frost Kempner MultiCap Deep Value Equity Fund        Class A Shares        0.25%
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Frost Small Cap Equity Fund                          Class A Shares        0.25%
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Frost Strategic Balanced Fund                        Class A Shares        0.25%
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Frost International Equity Fund                      Class A Shares        0.25%
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Frost Low Duration Bond Fund                         Class A Shares        0.25%
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Frost Total Return Bond Fund                         Class A Shares        0.25%
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Frost Municipal Bond Fund                            Class A Shares        0.25%
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Frost Low Duration Municipal Bond Fund               Class A Shares        0.25%
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Frost Kempner Treasury and Income Fund               Class A Shares        0.25%
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Frost Mid Cap Equity Fund                            Class A Shares        0.25%
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